Exhibit 10.29.3

FURTHER AMENDING AGREEMENT

THIS FURTHER AMENDING AGREEMENT is effective as of April 1, 2006 (“Effective Date”) and is made

BETWEEN:

AND AMONGST:

HÉMA-QUÉBEC

4045 Côte-Vertu Blvd.

Saint-Laurent, Quebec H4R 2W7

CANADA

(hereinafter referred to as “HQ”)

HQ

AND

TALECRIS BIOTHERAPEUTICS, INC.

(F/K/A NPS BIOTHERAPEUTICS, Inc.)

P.O. Box 13887

79 TW Alexander Drive

4101 Research Commons

Research Triangle Park

Raleigh, NC 27709

USA

(hereinafter referred to as “Talecris US”)

AND

TALECRIS BIOTHERAPEUTICS LTD

5800 Explorer Drive, Suite 310

Mississauga, ON        L4W 5K9

CANADA

(hereinafter referred to as “Talecris Canada”)

(the above collectively referred to as the “Parties”)

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WHEREAS:

1)                          Bayer Inc. (“Bayer Canada”), Bayer HealthCare LLC (“Bayer US”) and HQ were parties to a Purchase Agreement for Fractionation Services and Commercial Products dated as of April 1, 2003, which included Recombinant Hemophilia Products;

2)                          Bayer Canada, Bayer US and HQ have amended the above-mentioned Purchase Agreement to split it into two (2) agreements: one with respect to Recombinant Hemophilia Products (the “RHP Agreement”) and one with respect to the Fractionation Services and Commercial Products other than Recombinant Hemophilia Products (the “Main Agreement”);

3)                          Bayer US and Talecris US entered into a certain Amended and Restated Joint Contribution Agreement, dated as of March 30, 2005, pursuant to which Talecris acquired Bayer’s plasma business;

4)                          Bayer US wished to terminate its ongoing rights and obligations under the Main Agreement relating to activities after the effective date of April 1, 2005, and Bayer Canada, Bayer US, Talecris and HQ wished to amend and restate the Main Agreement to reflect Talecris’ acquisition of Bayer US’ manufacturing fractionation facility in Clayton, North Carolina and assumption of Bayer’s rights and obligations pursuant to the Main Agreement, all as documented by the Assignment and Second Amended and Restated Purchase Agreement for Fractionated Services and Commercial Products effective April 1, 2005 (the “Restated Agreement”);

5)                          Bayer Canada, Bayer LLC (herein “Bayer US”), and HQ entered into a B19 Supplemental Services Agreement (the “SSA”) effective April 1, 2005. Bayer US’ rights and obligations were subsequently assigned to, and assumed by, Talecris by the Assignment Agreement (the “Assignment Agreement”) also effective April 1, 2005;

6)                          Pursuant to a Further Assignment and Extension Agreement effective as of even date herewith (the Further Assignment Agreement”), Bayer Canada assigned its rights and obligations under the Restated Agreement, under the SSA, and under the Assignment Agreement to Talecris Canada, and Talecris Canada agreed to assume all such rights and obligations.

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NOW THEREFORE this Further Amending Agreement witnesseth that, in consideration of the premises, covenants and agreements set out herein the Parties hereto agree as follows:

1.0                               ENTIRE AGREEMENT

The Parties acknowledge that the Main Agreement, the SSA, the Assignment Agreement, the Restated Agreement, and the Further Assignment Agreement incorporated by reference herein and this Further Amending Agreement cumulatively represent the entire agreement between and among the Parties (the “Entire Agreement”) relating to the subject matter hereof.

2.0                               CHANGES

2.1                               Prior to the first deliveries of IGIVnex to HQ, Talecris will provide to HQ quantities of Gamunex, in lieu of delayed deliveries of IGIVnex (the “Replacement Volume”) at prices HQ would have paid for contract fractionated Gamunex IGIV product up until May 15th, 2006. After August lst, 2006, volumes of IGIVnex equivalent to the Replacement Volume will be delivered and billed to HQ at Gamunex commercial IGIV prices.

3.0                               REPRESENTATIONS AND WARRANTIES

3.1                               Representations and Warranties of Talecris Canada

Talecris Canada represents and warrants that at the time of entering into this Further Amending Agreement:

(a)                                  It is duly organized, validly existing and is in good standing under the laws of Canada, is qualified to do business in, and is in good standing in each jurisdiction in which the performance of its obligations hereunder requires such qualification (except where such failure to qualify would not have a material adverse effect) and has all requisite power and authority, corporate or otherwise, to conduct its business as now being conducted, to own, lease and operate its properties and to execute, deliver and perform the Entire Agreement;

(b)                                 The execution, delivery and performance by it of this Further Amending Agreement have been duly authorized by all necessary corporate or other legal action and do not and will not:

i.                                          require any consent or approval of its shareholders or members as the case may be;

ii.                                       violate any provision of any law, rule, regulation, order, writ, judgment, injunction decree, determination or award presently in effect having applicability to it and known to it or any provision of its charter documents; or

iii.                                    result in a breach of or constitute a default under any material agreement, mortgage, lease, license, permit or other instrument or obligation to which it is a party or by which it or its properties may be bound or affected;

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(c)                                  The Entire Agreement is a legal, valid and binding obligation of it enforceable against it in accordance with its terms;

(d)                                 It is not under any obligation to any person, or entity, contractual or otherwise, that is conflicting or inconsistent in any respect with the terms of the Entire Agreement or that would impede the diligent and complete fulfillment of its obligations;

(e)                                  It has good and marketable title to or valid leases or licenses for all its properties, rights and assets necessary for the completion of its responsibilities under the Entire Agreement, subject only to the claim of any relevant lessor or licensor; and

(f)                                    There are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to its knowledge) threatened against it that, if adversely determined could (either individually or in the aggregate) have a material adverse effect on its ability to perform its obligations under the Entire Agreement.

3.2                               Representations and Warranties of Talecris US

Talecris US represents and warrants that at the time of entering into this Further Amending Agreement:

(a)                                  It is duly organized, validly existing and is in good standing under the laws of Delaware, is qualified to do business in, and is in good standing in each jurisdiction in which the performance of its obligations hereunder requires such qualification (except where such failure to qualify would not have a material adverse effect) and has all requisite power and authority, corporate or otherwise, to conduct its business as now being conducted, to own, lease and operate its properties and to execute, deliver and perform the Entire Agreement;

(b)                                 The execution, delivery and performance by it of this Further Amending Agreement have been duly authorized by all necessary corporate or other legal action and do not and will not:

i.              require any consent or approval of its shareholders or members as the case may be;

ii.             violate any provision of any law, rule, regulation, order, writ, judgment, injunction decree, determination or award presently in effect having applicability to it and known to it or any provision of its charter documents; or

iii.            result in a breach of or constitute a default under any material agreement, mortgage, lease, license, permit or other instrument or obligation to which it is a party or by which it or its properties may be bound or affected;

(c)                                  The Entire Agreement is a legal, valid and binding obligation of it enforceable against it in accordance with its terms;

(d)                                 It is not under any obligation to any person, or entity, contractual or otherwise, that is conflicting or inconsistent in any respect with the terms of the Entire Agreement or that would impede the diligent and complete fulfillment of its obligations;

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(e)                                  It has good and marketable title to or valid leases or licenses for all its properties, rights and assets necessary for the completion of its responsibilities under the Entire Agreement, subject only to the claim of any relevant lessor or licensor; and

(f)                                    There are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to its knowledge) threatened against it that, if adversely determined could (either individually or in the aggregate) have a material adverse effect on its ability to perform its obligations under the Entire Agreement.

3.3                               Survival of Representations and Warranties

All representations, warranties, covenants and indemnities made herein or in any document delivered pursuant hereto or incorporated by reference herein, whether expressed or implied by law or otherwise, shall survive inspection and acceptance thereof and payment thereof and shall enure to the benefit of the Parties notwithstanding the termination or expiration of this Further Amending Agreement.

4.0                               GENERAL

4.1                               Further Assurances

Each of the Parties shall execute and deliver all such further documents and do such other things as the other party may reasonably request to give full effect to this Further Amending Agreement.

4.2                               Successors and Assigns

This Further Amending Agreement shall enure to the benefit of and shall be binding upon the Parties hereto and their respective successors and assigns.

4.3                               Governing Law

This Further Amending Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

4.4                               Counterparts

This Further Amending Agreement may be executed in several counterparts which, together, shall constitute one and the same agreement.

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5.0                               ALL OTHER TERMS AND CONDITIONS TO REMAIN

(a)                                  Except as amended in writing by the Parties, the defined terms contained herein shall have the same meaning as ascribed to them in the Main Agreement, the Restated Agreement, the SSA, the Assignment Agreement and the Further Assignment Agreement.

(b)                                 All other covenants, terms and conditions contained in the Main Agreement, the Restated Agreement, the SSA, the Assignment Agreement and the Further Assignment Agreement, shall, unless otherwise specifically amended, apply to the matters contemplated herein and shall continue in full force and effect for the Extended Term.

IN WITNESS WHEREOF the Parties have caused this Further Amending Agreement to be executed by their duly authorized officers, as of the date first written above.

HÉMA-QUÉBEC		TALECRIS BIOTHERAPEUTICS, INC

BY:	/s/ Francine Décary	BY:	/s/ Authorized Signatory

NAME:	Francine Décary	NAME:	Authorized Signatory

TITLE:	Chief Executive Officer	TITLE:

DATE:	21-03-2006	DATE:	03/22/06

TALECRIS BIOTHERAPEUTICS LTD

		BY:	/s/ Alberto Martinez

		NAME:	Alberto Martinez

		TITLE:	President - CEO

		DATE:	03/22/06

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